UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

VNUS MEDICAL TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2200 Zanker Road, Suite F
San Jose, California 95131
April 19, 2005
Dear VNUS Medical Technologies, Inc. Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of VNUS Medical Technologies, Inc., which will be held at 8:30 a.m. Pacific time, on May 17, 2005, at the company’s headquarters, 2200 Zanker Road, Suite F, San Jose, California 95131.
      Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.
      Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card.
      We look forward to seeing you at the meeting.

Brian E. Farley
President and Chief Executive Officer
San Jose, California
YOUR VOTE IS IMPORTANT
      In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

SOLICITATION OF PROXIES
OUTSTANDING SHARES, VOTES REQUIRED AND PRINCIPAL HOLDERS
PROPOSAL1 —ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
DIRECTORS’ COMPENSATION AND BENEFITS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS
APPENDIX A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2005
       The Annual Meeting of Stockholders of VNUS Medical Technologies, Inc. will be held at 8:30 a.m. Pacific Time, on May 17, 2005, at the company’s headquarters, 2200 Zanker Road, Suite F, San Jose, California 95131 for the following purposes:

1. To elect one director for a three-year term and until the election and qualification of his successor;

2. To ratify the appointment of PricewaterhouseCoopers LLP as VNUS Medical Technologies’ independent registered public accounting firm for its fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments thereof is March 28, 2005. The stock transfer books will not be closed between the record date and the date of the meeting.
      Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card. A postage-prepaid envelope is enclosed for the submission of your proxy card. You may revoke a previously delivered proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

TIMOTHY A. MARCOTTE
Chief Financial Officer and Vice President,
Finance and Administration
San Jose, California
April 19, 2005

2200 Zanker Road, Suite F
San Jose, California 95131
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
May 17, 2005

PROXY STATEMENT

SOLICITATION OF PROXIES
      The accompanying proxy is solicited on behalf of the Board of Directors of VNUS Medical Technologies, Inc. (the “Company”) for use at the 2005 Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s headquarters, 2200 Zanker Road, Suite F, San Jose, California 95131, on May 17, 2005 at 8:30 a.m. Pacific Time, and at any and all adjournments or postponements thereof.
      All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR:

1. the election of the nominee for election to the Board of Directors listed in the proxy; and

2. the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.
      Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by:

•	delivering a written notice of revocation to the Secretary of the Company before the Meeting;

•	presenting a new proxy with a later-date; or

•	attending the Meeting and voting in person.
      Attendance at the Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Meeting, your vote in person at the Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker.
      This proxy statement and the accompanying form of proxy is being mailed to the Company’s stockholders on or about April 22, 2005. The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally by telephone or oral communication who will not receive any compensation for these services. In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at the Meeting, and for 10 days prior to the Meeting at VNUS Medical Technologies, Inc., 2200 Zanker Road, Suite F, San Jose, California 95131 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.
OUTSTANDING SHARES, VOTES REQUIRED AND PRINCIPAL HOLDERS
Outstanding Shares and Voting Rights
      At the close of business on March 28, 2005, the record date, there were approximately 14,424,373 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) outstanding. Only stockholders of record of the Common Stock on March 28, 2005 will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of the Company’s Common Stock held of record by such stockholder on March 28, 2005.
Votes Required
      In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common Stock of the Company entitled to vote at the Meeting must be present or represented by proxy at the Meeting.
      Under Delaware law, directors are elected by a plurality vote. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The nominee securing the most “FOR” votes will be elected. The other matters submitted for stockholder approval at the Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such matters. Abstentions may be specified on all proposals (except the election of directors), and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted and will also be counted as a vote against such item for purposes of determining whether stockholder approval of that item has been obtained. Shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote such shares by the beneficial owner and does not have discretionary authority to vote such shares (i.e., Broker Non-Votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum. Broker Non-Votes and other non-voted shares will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and thus will have no effect on the outcome of such matter.
      The persons named as attorneys-in-fact in the form of the accompanying proxy, Brian E. Farley and Timothy A. Marcotte, were selected by the Company’s Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Aside from the election of the named director and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Company’s Board of Directors knows of no other matter to be presented at the Meeting. If any other matters should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
Principal Holders of Outstanding Voting Securities
      The following table sets forth, as of March 28, 2005, the number and percentage of the outstanding shares of the Common Stock of the Company which, according to the information supplied to the Company, are beneficially owned by:

•	each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company’s outstanding Common Stock;

•	each person who is currently a director of the Company or is a nominee for election as a director of the Company;

•	each named executive officer in the Summary Compensation Table that appears below; and

•	all current directors and executive officers of the Company as a group.

      Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable.

		Rights to
		Acquire VNUS	Total	Percentage of
	VNUS Common	Common	Beneficial	Common Stock
Name and Address	Stock (#)	Stock (#)(1)	Ownership (#)	Beneficially Owned(2)

5% Holders:
Entities affiliated with Menlo Ventures(3)	3,258,423	0	3,258,423	22.6%
Entities affiliated with Credit Suisse First Boston(4)	2,571,117	0	2,571,117	17.8%
The Bay City Capital Fund I, L.P.(5)	1,031,381	140,000	1,171,381	8.0%
Entities affiliated with H&Q Capital Management(6)	911,458	0	911,458	6.3%
Entities affiliated with AXA(7)	723,860	0	723,860	5.0%
Directors:
Brian E. Farley(8)	194,877	232,963	427,840	2.9%
H. DuBose Montgomery(9)	3,258,423	0	3,258,423	22.6%
W. James Fitzsimmons	0	38,000	38,000	*
Kathleen D. LaPorte(4)	2,571,117	28,000	2,599,117	18.0%
Lori M. Robson, Ph.D.	0	0	0	*
Edward W. Unkart	0	0	0	*
Other Named Executive Officers:
Scott H. Cramer	0	113,043	113,043	*
Robert C. Colloton	0	95,127	95,127	*
Robert G. McRae	7,740	41,987	49,727	*
William A. Perry	0	41,944	41,944	*
All executive officers and directors as a group (11 persons)(10)	6,032,157	608,981	6,641,138	44.2%

*	Represents less than 1%

(1)	Represents shares of Common Stock that the holder may acquire upon exercise of currently vested options or warrants or options or warrants that will become vested within 60 days after March 28, 2005.

(2)	The percentage of shares beneficially owned is based on 14,424,373 shares of Common Stock outstanding as of March 28, 2005. Shares of Common Stock subject to options or warrants which are currently exercisable or which will become exercisable within 60 days after March 28, 2005 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)	This information is derived from a Schedule 13G filed by affiliates of Menlo Ventures with the Securities and Exchange Commission (the “SEC”) on February 7, 2005. The shares indicated consist of 3,210,273 shares of Common Stock owned by Menlo Ventures VI, L.P. and 48,150 shares of Common Stock owned by Menlo Entrepreneurs Fund VI, L.P. (the “Menlo Ventures Entities”). Douglas C. Carlisle, John W. Jarve, Thomas H. Brendt, Sonja Hoel, Mark A. Siegel and H. DuBose Montgomery, the chairman of the Company’s Board of Directors, are general partners of MV Management VI, L.P., the general partner of the Menlo Ventures Entities, and exercise shared voting and shared investment power over the shares owned by the Menlo Ventures Entities. Mr. Montgomery disclaims beneficial ownership of the shares held by these funds, except to the extent of his proportionate pecuniary interest therein. The address of the Menlo Ventures Entities is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.

(4)	This information is derived from a Schedule 13G/ A filed by affiliates of Credit Suisse First Boston, a Swiss bank (the “Bank”), with the SEC on February 14, 2005 and a Form 4 filed by affiliates of the Bank with the SEC on October 17, 2004. The shares indicated consist of 736,323 shares of Common Stock owned by Sprout Capital VII, L.P. (“Sprout VII”); 519,560 shares of Common Stock owned by Sprout Capital VIII, L.P. (“Sprout VIII”); 1,036,778 shares of Common Stock owned by Sprout Capital IX, L.P. (“Sprout IX”); 59,849 shares of Common Stock owned by Sprout IX Plan Investors, L.P. (“Plan Investors”); 8,552 shares of Common Stock owned by Sprout CEO Fund, L.P. (“Sprout CEO”); 31,563 shares of Common Stock owned by Sprout Venture Capital, L.P. (“SVC”); 4,086 shares of Common Stock owned by Sprout Entrepreneurs Fund, L.P. (“Entrepreneurs”); 42,410 shares of Common Stock owned by DLJ Capital Corporation (“DLJCC”); 84,644 shares of Common Stock owned by DLJ First ESC, L.P. (“FESC”); and 44,752 shares of Common Stock owned by DLJ ESC II, L.P. (“ESC II”) and 2,600 shares owned by other entities affiliated with the Bank.

The Bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit, excluding Asset Management (the “CSFB Reporting Entities”) report beneficial ownership of the shares indicated. The Bank directly owns a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. (“CSFBI”). The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group (“CSG”). CSFBI owns all of the voting stock of Credit Suisse First Boston (USA), Inc. (“CSFB-USA”). CSG and its direct and indirect subsidiaries may be deemed to beneficially own the indicated shares. CSG disclaims beneficial ownership of securities beneficially owned by its direct and indirect subsidiaries, including the CSFB Reporting Entities. The CSFB Reporting Entities disclaim beneficial ownership of all of the indicated securities, except to the extent of its pecuniary interest in such securities.

DLJCC, a wholly-owned subsidiary of CSFB-USA, is the general partner of Entrepreneurs, Sprout CEO and SVC, and the managing general partner of Sprout VII, Sprout VIII and Sprout IX, and, as such, makes all of the investment and voting decisions on behalf of these entities.

DLJ LBO Plans Management Corporation (“DLJ LBO”), an indirect subsidiary of CSFB-USA, is the general partner of FESC and ESC II and, as such, makes all of the investment and voting decisions on behalf of FESC and ESC II. DLJ LBO Plans Management Corporation II (“DLJ LBO2”), an indirect subsidiary of CSFB-USA, is the general partner of Plan Investors and, as such, makes all of the investment and decisions on behalf of Plan Investors.

Kathleen D. LaPorte, a member of the Company’s Board of Directors, is a managing director of DLJCC, and serves on the investment committee of DLJCC, DLJ LBO and DLJ LBO2. Ms., LaPorte is also a general partner of the general partner of each of Sprout IX, Sprout VIII and Sprout VII. Ms. LaPorte disclaims beneficial ownership of all securities beneficially owned by the CSFB Reporting Entities, except to the extent of her pecuniary interest therein.

The address of the principal office of the Bank is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the principal office of CSG is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland. The address of the principal business and office of each of CSFB-USA, DLJCC, Sprout VII, Sprout VIII, Sprout IX, Sprout CEO, FESC, ESC II, SVC and Entrepreneurs is Eleven Madison Avenue, New York, New York 10010.

(5)	This information is derived from a Schedule 13G filed by affiliates of Bay City Capital with the SEC on February 11, 2005. Investment decisions of the Bay City Capital Fund I, L.P. are made by Bay City Capital Management LLC (its general partner) under advisement from Bay City Capital LLC, each of which are deemed to have shared voting and investment power over the shares indicated. The address of The Bay City Capital Fund I, L.P. is 750 Battery Street, Suite 400, San Francisco, California 94111.

(6)	This information is derived from a Schedule 13G filed by affiliates of H&Q Capital Management with the SEC on February 14, 2005. The shares indicated consist of 546,875 shares of Common Stock owned by H&Q Healthcare Investors and 364,583 shares of Common Stock owned by H&Q Lifesciences

Investors, each of which is a publicly traded closed-end mutual fund (the “H&Q Entities”). Hambrecht and Quist Capital Management LLP is the fund manager of the H&Q Entities and has sole voting power over these shares. The address for Hambrecht and Quist Capital Management, LLC is 30 Rowes Wharf, Suite 430, Boston, Massachusetts (6) 02110-3328.

(7)	This information is derived from a Schedule 13G filed by affiliates of AXA with the SEC on February 14, 2005. The shares indicated consist of 589,190 shares of Common Stock beneficially owned by Alliance Capital Management, L.P. (“Alliance Capital”) and 134,670 shares of Common Stock beneficially owned by AXA Equitable Life Insurance Company (together with Alliance Capital, the “AXA Entities”). The shares of Common Stock owned by Alliance Capital were acquired on behalf of client discretionary accounts. The parent holding company of the AXA Entities is AXA Financial, Inc., which is owned by AXA. AXA is controlled by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, as a group (collectively, “AXA Mutuelles”). The address for the AXA Mutuelles is 26, rue Drouot, 75009 Paris, France. The address for AXA is 25, avenue Matignon, 75008 Paris, France. The address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, (7) New York 10104.

(8)	Mr. Farley is also a Named Executive Officer.

(9)	Consists entirely of shares of Common Stock beneficially owned by the Menlo Venture Entities. As a general partner of MV Management VI, L.P., the general partner of the Menlo Ventures Entities, Mr. Montgomery shares voting and investment power over those shares. Mr. Montgomery disclaims beneficial ownership of the shares held by the Menlo Ventures Entities, except to the extent of his proportionate pecuniary interest therein. See footnote 3 above.

(10)	Total number of shares includes Common Stock held by entities affiliated with directors and executive officers. See footnotes 3 through 7 above.

PROPOSAL 1
ELECTION OF DIRECTORS
      The Company’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.
      The Company’s Board of Directors currently has six members, as authorized by the Company’s Bylaws. The two Class I directors, H. DuBose Montgomery and Edward W. Unkart, have terms of office that expire at the Meeting. Mr. Montgomery has informed the Company that he will not stand for re-election at the Meeting and following the Meeting he will no longer serve on the Board of Directors. As a result, the Board has reduced the authorized number of directors to five, effective as of the Meeting. The Governance and Nominating Committee of the Board of Directors has nominated and recommends that Mr. Unkart be re-elected to the Board of Directors as a Class I director, to hold office until the annual meeting of stockholders to be held in 2008 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The two Class II directors, Kathleen D. LaPorte and Lori M. Robson, Ph.D., have terms of office that expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2006. The two Class III directors, W. James Fitzsimmons and Brian E. Farley, have terms of office that expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2007. All directors are expected to be present at the Meeting.
      Set forth below are descriptions of the backgrounds of each member of the Board of Directors, their principal occupations for at least the past five years and their current public-company directorships.
Class I — Director Nominee for Term to Expire at the 2005 Annual Meeting:
      Edward W. Unkart, age 55, was appointed to the Board of Directors in October 2004 upon the recommendation of Brian E. Farley, President and Chief Executive Officer of the Company. Mr. Unkart is currently Vice President — Finance and Administration of SurgRx, Inc., a position he has held since January 2005. From June 2004 through December 2004, Mr. Unkart was an independent consultant. From May 2001 until May 2004, Mr. Unkart served as Vice President of Finance and Administration, Chief Financial Officer and Assistant Secretary of Novacept, a privately held company that designs, develops and sells medical devices for women’s healthcare. Novacept, Inc. was acquired by Cytyc Corporation on March 24, 2004. From February 1999 until March 2001, Mr. Unkart was Vice President, Finance and Administration, Chief Financial Officer and Secretary of Praxon, Inc., a manufacturer of small business telephone systems. A petition was filed on behalf of Praxon, Inc. under the federal bankruptcy laws in June 2001. From 1995 to 1998, Mr. Unkart was Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary of FemRx, Inc., a publicly-traded women’s healthcare company that was acquired by Johnson & Johnson. Mr. Unkart is a Certified Public Accountant and holds a B.S. in Statistics and an M.B.A. from Stanford University.
Class II — Term to Expire at the 2006 Annual Meeting:
      Kathleen D. LaPorte, age 43, has served as a member of the Board of Directors since April 1997. Since 1994, Ms. LaPorte has been a General Partner at the Sprout Group, a life science venture capital firm affiliated with Credit Suisse First Boston. Ms. LaPorte currently serves on the board of directors of ISTA Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, Adeza Biomedical Corporation a publicly traded medical device company and several privately-held companies. Ms. LaPorte holds a B.S. in Biology from Yale University and an M.B.A. from the Stanford University Graduate School of Business.
      Lori M. Robson, Ph.D., age 45, has served as a member of the Board of Directors since May 1999. Dr. Robson is currently an independent consultant to the life science industry. From 1997 until December 2004, Dr. Robson was a Venture Partner of Bay City Capital LLC, a private merchant bank focused on the life science industry. Prior to joining Bay City Capital LLC in 1997, she was Manager of Licensing and Technology Acquisition in the Biotechnology Division of Bayer Corporation, a research-based healthcare, life science and chemical company. Dr. Robson serves on the board of directors of Senomyx, Inc., a publicly traded biotechnology company. Dr. Robson holds a Ph.D. in Bacteriology from the University of Wisconsin at Madison and was a post-doctoral fellow at The Johns Hopkins University School of Medicine. Dr. Robson also holds an M.B.A. from the University of California, Berkeley, Haas School of Business.
Class III — Term to Expire at the 2007 Annual Meeting:
      W. James Fitzsimmons, age 48, has served as a member of the Board of Directors since February 1996. He has served as Chairman and Chief Executive Officer of Archus Orthopedics, Inc., a spinal implant company, since August 2000. From August 2000 to April 2003, he was founder and managing director of Scout Medical LLC, a medical device incubator. From December 1999 to August 2000, Mr. Fitzsimmons pursued personal business opportunities. From 1997 to December 1999, Mr. Fitzsimmons served as Senior Vice President and General Manager of the Cardiac and Vascular Surgery Group of Guidant Corporation, a medical device company. Mr. Fitzsimmons is a member of the board of directors of several privately-owned medical device companies. Mr. Fitzsimmons holds both a B.S. in Biology-Premedical and an M.B.A. from Seattle University.
      Brian E. Farley, age 47, joined the Company in 1995 as General Manager and was the first employee. Mr. Farley has served as a member of the Board of Directors and as President and Chief Executive Officer of the Company since January 1996. Prior to joining the Company, Mr. Farley was employed in various management and executive positions in research and development, clinical research and business development by Guidant Corporation, a medical device company, and in the medical device division of Eli Lilly and Company, a diversified healthcare company. Mr. Farley holds both a B.S. in Engineering with an emphasis in Biomedical Engineering and an M.S. in Electrical Engineering from Purdue University.
Required Vote for Approval and Recommendation of the Board of Directors
      Directors are elected by an affirmative vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Brokers have discretionary authority to vote on the election of directors, thus Broker Non-Votes will not result.
      Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of Mr. Unkart as director. Should Mr. Unkart become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware that Mr. Unkart will be unable or will decline to serve as a director.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED ABOVE. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED “FOR” THE PROPOSED NOMINEE.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for the Company’s corporate governance matters and include topics such as Board and Board committee composition and evaluation. The Governance and Nominating Committee is responsible for reviewing the Guidelines and reporting and recommending any changes to the Guidelines to the Board of Directors.
      The Guidelines provide that the Board of Directors performs, on an annual basis, an analysis as to whether each Board member is independent. The Board of Directors has adopted the independence standards of the National Association of Securities Dealers (the “NASD”), and reviews all commercial and other relationships of each director and his or her family members in making its determination as to the independence of its directors. The Board has determined that Mr. Fitzsimmons, Ms. LaPorte, Dr. Robson and Mr. Unkart each qualify as independent under NASD requirements.
      The Guidelines also provide that members of the Board of Directors will make reasonable efforts to attend annual meetings of stockholders in order to provide stockholders with an opportunity to communicate with directors about issues affecting the Company. This is the Company’s first annual meeting of stockholders.
      The Board of Directors has also adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers, employees, consultants, contractors and agents, wherever they are located and whether they work for the Company on a full- or part-time basis. The Code was designed to help such directors, employees and other agents to resolve ethical issues encountered in the business environment. The Code covers topics, such as conflicts of interest, compliance with laws, confidentiality of Company information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of Company assets.
      You can access the Company’s Guidelines and Code, as adopted by the Board of Directors, at the Corporate Governance page of the Company’s website at www.VNUS.com. Please note that information contained on the Company’s website is not incorporated by reference in, or considered to be a part of, this document.
Process for Identifying and Evaluating Director Nominees
      The Board of Directors is responsible for nominating directors for election at annual meetings of stockholders. The Board of Directors has delegated the selection and nomination process to the Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
      Generally, the Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through recommendations submitted by stockholders or through such other methods as the Governance and Nominating Committee deems to be helpful to identify candidates. Once candidates have been identified, the Governance and Nominating Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Governance and Nominating Committee. The Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires regarding experience, background and independence, comprehensive background checks from a qualified company of the Company’s choosing, or any other means that the Governance and Nominating Committee deems to be helpful in the evaluation process.
      An initial reviewing member of the Governance and Nominating Committee will make a preliminary determination regarding whether a potential candidate is qualified to fill a vacancy or satisfy a particular need. If so, the full Governance and Nominating Committee will make an investigation and interview the potential candidate, as necessary, to make an informed final determination. The Governance and Nominating Committee will meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. There is no difference in the manner by which the Governance and Nominating Committee evaluates director nominees, whether nominated by management, by a member of the Board of Directors or by a stockholder. Based on the results of the evaluation process, the Governance and Nominating Committee recommends candidates for the Board of Director’s approval as director nominees for election to the Board of Directors. The Governance and Nominating Committee also recommends candidates for the Board of Director’s appointment to the committees of the Board of Directors.
Director Qualifications
      The Governance and Nominating Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Governance and Nominating Committee, in nominating candidates for election, or the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including:

•	the ability of a candidate to make independent analytical inquiries;

•	the candidate’s general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	the candidate’s experience in the medical device industry and with relevant social policy concerns;

•	the candidate’s understanding of the Company’s business on a technical level; and

•	the candidate’s other board service and educational and professional background.
      Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. A candidate must also have substantial or significant business or professional experience or an understanding of life sciences, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.
      The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Procedures for Re-Nomination of a Current Director
      The Governance and Nominating Committee reviews, at least annually, the performance of each current director and considers the results of such evaluation when determining whether or not to re-nominate such director for an additional term. In addition to reviewing the qualifications outlined in the “Director Qualifications” section above, in determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. As part of this analysis, the Governance and Nominating Committee will also take into account the nature of and time involved in a director’s service on other boards or committees. Following this review, the Governance and Nominating Committee nominated and recommended that Mr. Unkart be re-elected to the Board of Directors as a Class I director.
Procedures for Recommendation of Director Nominees by Stockholders
      The Governance and Nominating Committee will consider director candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Governance and Nominating Committee for director candidates, must comply with the Company’s Bylaws as well as the procedures established by the Governance and Nominating Committee, which provide that the person or group submitting the recommendation must provide the Governance and Nominating Committee with a notice that sets forth:

•	all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	information regarding the relationship between the recommending stockholder or recommending stockholder group and the nominee;

•	whether the nominee or any immediate family member of the nominee has, during the year of the nomination or the preceding three fiscal years of the Company, accepted directly or indirectly certain consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders or any affiliate of any such holder or member;

•	such information as may be reasonably required to determine whether the nominee is qualified to serve on the Audit Committee of the Board;

•	such information as may be reasonably required to determine whether the nominee complies with the standards of independence established by The Nasdaq Stock Market;

•	each nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected;

•	the name and address of the recommending stockholder or recommending stockholder group giving the notice (and the beneficial owner, if any, on whose behalf the nomination is made);

•	the class and number of shares of capital stock of the Company that are owned beneficially and of record by such recommending stockholder or recommending stockholder group (and such beneficial owner, if applicable);

•	a representation that the recommending stockholder or members of the recommending stockholder group are holders of record of stock of the Company entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to propose such nomination; and

•	a representation whether the recommending stockholder or recommending stockholder group (or such beneficial owner, if any), intends to: (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (ii) otherwise solicit proxies from stockholders in support of such nomination.
      The Company may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets the minimum director qualifications established by the Board of Directors and to enable the Company to make appropriate disclosures to stockholders entitled to vote in the next election of directors. A nominee is required to make themselves reasonably available to be interviewed by the Governance and Nominating Committee and members of management, as determined appropriate by the Governance and Nominating Committee. The Company will not accept a stockholder recommendation for a nominee if the recommended candidate’s candidacy or, if elected, Board membership, would violate controlling state law, federal law or the rules of any exchange or market on which the Company’s securities are listed or traded.
      Notices should be directed to the attention of the Corporate Secretary, VNUS Medical Technologies, Inc., 2200 Zanker Road, Suite F, San Jose, California 95131.
Communications with the Board of Directors
      The Company provides a process for stockholders to send communications to the Board of Directors, the non-management members as a group, or any of the Company’s directors individually. Stockholders may contact any of the directors, including the non-management directors, by writing to them c/o Senior Manager,

Human Resources and Stock Administration, VNUS Medical Technologies, Inc., 2200 Zanker Road, Suite F, San Jose, California 95131, by emailing them at boardofdirectors@VNUS.com or by calling (408) 473-1112. All communications will be compiled by the Company’s Senior Manager, Human Resources and Stock Administration and submitted to the Board or the individual directors on a periodic basis.
      Communications from an officer or director of the Company and proposals submitted by security holders to be included in the Company’s definitive proxy statement, pursuant to Rule 14a-8 of the Exchange Act of 1934 (and related communications) will not be viewed as a security holder communication. Communications from an employee or agent of the Company will be viewed as security holder communication only if such communications are made solely in such employee’s or agent’s capacity as a security holder.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
      The Board of Directors held 14 regularly scheduled and special meetings during the 2004 fiscal year. All directors attended at least 75 percent of the meetings of the Board of Directors in 2004. Each director is expected to attend meetings of the Board and all committees on which the director sits. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference. In addition, the Company expects that directors will make reasonable efforts to attend annual meetings of stockholders.
      The Board of Directors has established three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Each committee of the Board of Directors has a charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually. The charters of these committees are available on the Company’s website at www.VNUS.com and the charter of the Audit Committee is attached as Appendix A to this proxy statement.
Audit Committee
      The Audit Committee currently consists of Mr. Unkart (chair), Ms. LaPorte and Dr. Robson, each of whom is an independent member of the Board of Directors as defined by, and meets the other requirements for service on the Audit Committee set forth in, the listing standards of the NASD. Mr. Unkart and Dr. Robson are also independent as defined by the applicable Securities and Exchange Commission (“SEC”) rules; however, the Board of Directors has determined that Ms. LaPorte is not currently independent as defined by the SEC rules. The Board of Directors made this determination because Ms. LaPorte is a General Partner of affiliates of investment funds which beneficially own approximately 17.8% of the Company’s outstanding Common Stock. Notwithstanding Ms. LaPorte’s failure to meet the SEC’s independence criteria, the Board of Directors has determined that it is in the best interests of the Company and its stockholders that Ms. LaPorte serve on both the Board of Directors and the Audit Committee. This determination is based on the personal knowledge the Board of Directors has with respect to Ms. LaPorte’s financial abilities, knowledge and integrity, based in large part on her service as General Partner at the Sprout Group, a life science venture capital firm, and her current and past service on the boards of other public and privately-held companies. The Board of Directors has determined that Mr. Unkart is an audit committee financial expert (as is currently defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002) and meets the financial sophistication requirements of the listing standards of the NASD. The Audit Committee held three meetings during the year ended December 31, 2004. The responsibilities of the Audit Committee include:

•	meeting with the Company’s management periodically to consider management’s analysis of the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing the Company with audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing the Company’s financing plans, management’s analysis of the adequacy and sufficiency of the Company’s financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and the Company’s reporting policies and practices, and reporting recommendations to the full Board of Directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the reports required by the SEC rules to be included in the Company’s annual proxy statement.
Compensation Committee
      The Compensation Committee currently consists of Mr. Fitzsimmons and Ms. LaPorte, with Mr. Fitzsimmons serving as the Chairman. Each of Mr. Fitzsimmons and Ms. LaPorte is an independent member of the Board of Directors as defined by the listing standards of the NASD. The Compensation Committee held one meeting during the year ended December 31, 2004. The responsibilities of the Compensation Committee include:

•	designing and approving (in consultation with management and the Board of Directors) overall employee compensation policies and recommending to the Board of Directors major compensation programs;

•	reviewing and approving the compensation of the Company’s Chief Executive Officer and other corporate officers, including salary, bonus and equity awards; and

•	producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations.
Governance and Nominating Committee
      The Governance and Nominating Committee currently consists of Messrs. Montgomery and Fitzsimmons and Dr. Robson, with Mr. Montgomery serving as the Chairman. Each of Messrs. Montgomery and Fitzsimmons and Dr. Robson are independent as defined by the NASD. Mr. Montgomery will not stand for re-election at the Meeting and following the meeting will no longer serve on the Governance and Nominating Committee. The Governance and Nominating Committee was formed in connection with the Company’s initial public offering in October 2004 and did not meet during the year ended December 31, 2004. The responsibilities of the Governance and Nominating Committee include:

•	recommending qualified candidates for election to the Company’s Board of Directors and appointment to the committees of the Board of Directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to the Company’s Board of Directors regarding governance matters, including the Company’s certificate of incorporation, bylaws and charters of the committees of the Board of Directors; and

•	developing and recommending to the Board of Directors governance and nominating guidelines and principles applicable to the Company.
Compensation Committee Interlocks and Insider Participation
      Mr. Fitzsimmons and Mr. Montgomery served as the members of the Compensation Committee during January 2004 to September 2004 and Mr. Fitzsimmons and Ms. LaPorte served as the members of the Compensation Committee from September 2004 through the year ended December 31, 2004. Neither member of the Compensation Committee has at any time served as an officer or been otherwise employed by the Company. None of the Company’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has executive officers who have served on the Company’s Board of Directors or Compensation Committee.

DIRECTORS’ COMPENSATION AND BENEFITS
      Directors who are employees of the Company do not receive any fees for their service as a director. Each of the Company’s non-employee directors is paid a $10,000 annual retainer. The chairperson of the Audit Committee is paid an annual retainer of $5,000 and the other Audit Committee members are paid an annual retainer of $2,000. The chairpersons of the Compensation Committee and Governance and Nominating Committee are paid a $2,000 annual retainer and the other members of those committees are paid a $1,000 annual retainer. All of the foregoing annual retainers are paid in quarterly installments. The Company reimburses directors for reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board of Directors. In addition, since October 2004, each of the Company’s new non-employee directors are granted an initial option upon their appointment or election to the Board of Directors to purchase 20,000 shares of the Company’s Common Stock, 100% of which vests one year after the grant date. Each non-employee director is also automatically granted an option to purchase 10,000 shares of the Company’s Common Stock at each annual meeting of stockholders that is at least six months after their initial option grant, which grant vests in four equal, quarterly installments so that the option is fully vested one year after the grant date.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and The Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms received with respect to the year 2004 and the written representations received from certain reporting persons that no other reports were required, the Company believes that all directors, executive officers and persons who own more than 10% of the Company’s Common Stock have complied with the reporting requirements of Section 16(a), except that Credit Suisse First Boston and other entities affiliated with the Sprout Group failed to timely file three Form 4s with respect to 13 transactions in the Common Stock of the Company.
EXECUTIVE COMPENSATION
      The following table sets forth certain information regarding the annual and long-term compensation earned for services rendered in all capacities to the Company for the last two completed fiscal years (i.e., years ended December 31, 2004 and 2003) by the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company (the “Named Executive Officers”) who were serving as executive officers at the end of fiscal year 2004.
Summary Compensation Table

				Long-Term
				Compensation
				Awards
	Annual Compensation
				Securities	All Other
		Salary(2)	Bonus	Underlying	Compensation(3)
Name and Principal Position(1)	Year	($)	($)	Options (#)	($)

Brian E. Farley	2004	300,000	88,410	66,666	1,026
President, Chief Executive Officer and	2003	267,500	87,232	66,666	959
Director
Robert G. McRae	2004	165,000	40,062	20,000	378
Vice President, Manufacturing and Research and Development	2003	142,083	30,399	38,946	268
William A. Perry(4)	2004	191,700	48,251	13,333	484
Vice President, Worldwide Marketing and	2003	161,250	35,556	66,666	294
International Sales
Robert C. Colloton(5)	2004	191,000	47,033	—	750
Vice President, Account and Market	2003	185,200	38,670	—	628
Development
Scott H. Cramer	2004	188,000	93,607	13,333	639
Senior Vice President of U.S. Sales	2003	173,000	123,473	13,333	601

(1)	Mr. Timothy A. Marcotte joined the Company in April 2004 as Chief Financial Officer and Vice President, Finance and Administration. He is not included in the chart as his salary and bonus for the partial 2004 year did not qualify him as one of the other four most highly compensated officers. Mr. Marcotte’s annual compensation for 2004 was $169,521, which included his salary of $134,999 for the period from April 2004 to December 31, 2004, and a cash bonus in the amount of $34,076. Effective January 1, 2005, Mr. Marcotte’s base salary was increased to $209,000. Mr. Marcotte was granted an incentive stock option to purchase 66,666 shares in 2004, 25% of which vest upon the first anniversary of the grant and 1/36th of the remaining shares vest monthly thereafter.

(2)	Includes amounts deferred pursuant to the Company’s 401(k) plan.

(3)	Reflects the premiums for term life insurance coverage paid on behalf of the executive.

(4)	Mr. Perry joined the Company in February 2003 as Vice President, Worldwide Marketing and International Sales.

(5)	Mr. Colloton resigned from the Company effective March 15, 2005.

Option Grants in Last Fiscal Year
      The following table provides information on option grants made in fiscal year 2004 to the Named Executive Officers. The exercise price per share for the options identified in the table was the fair market value, as determined by the Board of Directors, of the underlying Common Stock on the date such option was granted. No stock appreciation rights were granted during such year to the Named Executive Officers.

	Individual Grants

	Number of				Potential Realizable Value at
	Securities	% of Total			Assumed Annual Rates of
	Underlying	Options			Stock Price Appreciation for
	Options	Granted to	Exercise		Option Term(3)($)
	Granted(2)	Employees	Price	Expiration
Name	(#)	in 2004(1)	($/Share)	Date	5%	10%

Brian A. Farley	66,666	15.1%	$3.00	1/23/2014	$1,428,880	$2,393,719
Robert G. McRae	20,000	4.5%	$3.00	1/23/2014	$428,668	$718,123
William A. Perry	13,333	3.0%	$3.00	1/23/2014	$285,772	$478,737
Robert C. Colloton	—	—	—	—	—	—
Scott H. Cramer	13,333	3.0%	$3.00	1/23/2014	$285,772	$478,737

(1)	The percentage of total options granted is based on an aggregate of 440,281 options granted by the Company to employees during the year ended December 31, 2004.

(2)	This stock option vests at a rate of 1/48 of the total number of shares on each monthly anniversary following the date of grant, as long as the employee remains an employee with, consultant to, or director of the Company. Pursuant to the terms of the Company’s 2000 Equity Incentive Plan, the administrator of the Company’s 2000 Equity Incentive Plan may, in its sole discretion, accelerate the vesting of these stock options in the event of certain corporate transactions, including a merger or consolidation of the Company.

(3)	The potential realizable values are calculated based on the initial public offering price of $15.00 per share, compounded at the annual 5% or 10% rate shown in the table until the expiration of the option, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the options without taking into account any taxes that may be payable in connection with the option exercise. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC. The Company does not provide any assurance to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Company’s Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Value
      The following table sets forth certain information with respect to the Named Executive Officers concerning exercisable and unexercisable options held by them at December 31, 2004. No stock appreciation rights were held by the Named Executive Officers at any time during 2004 and no stock options were exercised by the Named Executive Officers at any time during 2004.

			Number of Securities			Value of Unexercised In-the-
			Underlying Unexercised			Money Options at Fiscal
			Options at Fiscal Year End			Year End(1)
	Shares		(#)			($)
	Acquired	Value
Name	on Exercise (#)	Realized ($)	Exercisable		Unexercisable	Exercisable		Unexercisable

Brian E. Farley	—	—	208,008	/	100,231	$2,476,519	/	$1,126,126
Robert G. McRae	—	—	33,861	/	38,889	400,135	/	444,320
William A. Perry	—	—	33,611	/	46,388	399,422	/	542,167
Robert C. Colloton	—	—	94,790	/	609	1,169,408	/	6,796
Scott H. Cramer	—	—	106,816	/	21,643	981,853	/	242,774

(1)	Values are calculated by multiplying the closing market price of the Company’s Common Stock at December 31, 2004 ($13.52 per share) by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL AGREEMENTS
      In May 2001, the Board of Directors adopted the VNUS Severance Plan for Management and Key Employees. Under the plan, certain employees, including the Named Executive Officers and other vice presidents and managers, are entitled to receive specified benefits if they are terminated without cause or if they terminate their employment for good reason (as defined in the plan) within two years of a change of control of the Company. Benefits under the plan include:

•	full vesting and immediate exercisability of all stock options held by the employee;

•	immediate lapsing of any repurchase rights relating to shares of Company stock held by the employee;

•	continuation of all life, medical, dental, vision and disability insurance benefits for a period ranging from a minimum of three months (for managers that are terminated between one and two years following a change of control) to a maximum of one year (for the Company’s Chief Executive Officer, Chief Financial Officer and vice presidents that are terminated within one year following a change of control); and

•	a lump-sum severance payment ranging from a minimum of 25% of base salary and bonus (for the Company’s managers that are terminated between one and two years following a change of control) to a maximum of 100% of base salary and bonus (for the Company’s Chief Executive Officer, Chief Financial Officer and vice presidents that are terminated within one year following a change of control).
      As part of Mr. Farley’s offer of employment, he agreed that disputes arising out of his employment with the Company will be resolved through binding arbitration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Registration Rights
      The Company has entered into an agreement with former holders of the Company’s preferred stock, including entities affiliated with some of the directors and holders of 5% or more of the Company’s voting securities, whereby the Company has granted them registration rights with respect to their shares of Common Stock that were issued upon conversion of their preferred stock. In particular, beginning in April 2005, certain holders of approximately 7,800,000 shares of Company Common Stock or their transferees, including the holders of shares of Common Stock issuable upon the exercise of outstanding warrants, will have the right to require the Company to effect a registration under the Securities Act of 1933, as amended, with respect to shares of registrable securities having an expected aggregate offering price of at least $10.0 million. Within 10 days of the receipt of such request for registration, the Company is required to notify all of the holders of registrable securities and allow them the chance to participate in the registration. Generally, these registration rights include the following:

•	Two demand registration rights, which require the Company to register sales of such holders’ shares so long as such shares have an expected aggregate offering price of at least $10.0 million, subject to the discretion of the Board of Directors to delay the registration for up to 120 days not more than once in any 12-month period and subject to the Company’s right to refuse the registration request if the Company has effected a registration statement within the last 3 months.

•	An unlimited number of piggyback registration rights, which requires the Company to register sales of a holder’s shares when the Company undertakes a public offering other than in connection with (a) a registration relating solely to employee benefit plans, (b) a registration relating to a Rule 145 transaction or (c) the investors’ demand registration rights noted above. However, the managing underwriter, if any, of any such offering has the right to limit the number of the registrable securities proposed to be included in such registration. The managing underwriter will not have the right, however, to limit the number of such holders’ registrable securities to less than 25% of the total number of securities proposed to be included in such registration.

•	Following the Company’s eligibility to register shares on Form S-3, holders of registration rights may require the Company to register sales of shares on Form S-3 up to two times if the holders request registration of the sale of more than $1.0 million of Company Common Stock, subject to the discretion of the Company’s Board of Directors to delay the registration for a period not to exceed 90 days not more than once in any 12-month period.
      The Company will bear all registration expenses if these registration rights are exercised, other than underwriting discounts and commissions.
Family Relationships
      There are no family relationships between any of the Company’s current directors, nominees for director or executive officers.

EQUITY COMPENSATION PLANS
      The following table sets forth, for each of the Company’s equity-based compensation plans, the number of shares of Company Common Stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2004.
Equity Compensation Plan Table

Number of Securities
	to be Issued upon	Weighted Average
	Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by stockholders	1,679,722	$2.86	887,684
Equity compensation plans not approved by stockholders	—	—	—
Total	1,679,722	$2.86	887,684
      The Company does not currently maintain any equity-based compensation plans that have not been approved by the stockholders of the Company.

      Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the Stock Price Performance Graph on page 25 will not be incorporated by reference into any such filings, nor will they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Company’s Board of Directors is pleased to present its annual report which is intended to update stockholders on the development of the Company’s executive compensation program. This report summarizes the responsibilities of the Company’s Compensation Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the chief executive officer, corporate officers and other key executives was determined for the calendar year ended December 31, 2004.
      During the 2004 fiscal year, the Company’s Compensation Committee was comprised of the following Board members: Mr. Fitzsimmons and Mr. Montgomery from January 2004 to September 2004 and Mr. Fitzsimmons and Ms. LaPorte from September 2004 through December 31, 2004. The Compensation Committee’s primary responsibilities are to oversee the development and administration of the total compensation program for corporate officers and key executives, and administer the executive bonus incentive and stock plans. During the year, the Compensation Committee met one time (including actions by unanimous written consent).
      The Company strives to provide compensation that is competitive with comparable medical device companies with which the Company competes for talent. To ensure that the Company’s total compensation will attract and retain the highest quality employees, the Compensation Committee compares the Company’s compensation packages with those paid by other medical device companies and sets the Company’s parameters based on this comparison.
      During the first quarter of each year, the Compensation Committee approves the bonus plan for the upcoming year and, in particular, the individual bonus plans for the Senior Vice President, each of the Vice Presidents, the Chief Financial Officer and the Chief Executive Officer. The Compensation Committee also reviews each executive’s accomplishments versus last year’s bonus plan and approves the payment for bonus achievement against that plan.
      The Compensation Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, and competitive pay practices. Salaries and stock options awarded to executive officers are determined by a subjective evaluation of the officer’s performance and contribution to the Company’s long-term success.
Executive Compensation Philosophy
      In designing its compensation programs, the Company follows its belief that total compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets the Company serves. The Compensation Committee reviews and determines the compensation of the executive officers of the Company based on a compensation program that reflects the following themes:

•	A compensation program that stresses the Company’s annual financial performance and increase in value.

•	A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation based on predetermined objective performance measures.

•	A compensation program that will attract, motivate and retain high quality employees who will enable the Company to achieve its strategic and financial performance goals.

•	An annual incentive plan that supports a performance-oriented environment with superior performance resulting in total annual compensation above competitive levels.
      Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company’s five highest paid executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. The Compensation Committee intends to design the Company’s compensation to conform to Section 162(m) of the Code and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as “performance based.” The Company may, however, pay compensation or grant options or other rights which do not meet the performance-based exclusion, and are thus not deductible, when sound management of the Company so requires.
Executive Compensation Components
      On an annual basis, the Compensation Committee, in conjunction with executive management, assesses the effectiveness of the overall program and compares the total compensation levels of its executives and the performance of the Company to the total compensation received by executives and the performance of similar companies. For 2004, the primary market comparisons were made to a broad group of medical device companies, adjusted for size and job responsibilities. Data sources include industry survey groups, proxy disclosures and general trend data which are updated annually.
      The following is a discussion of the principal components of the executive compensation program for fiscal year 2004, each of which is intended to serve the Company’s overall compensation philosophy.
      Base Salary. The base salary program considers the 25th, 50th and 75th percentiles of the primary comparison group and targets the median, depending on an executive’s experience and background. Each executive’s salary is reviewed individually on an annual basis. Salary adjustments are based on the individual’s performance during the prior year, experience and background, the general movement of salaries in the marketplace, and the Company’s financial position. Due to these factors, an executive’s base salary may be above or below the primary comparison group median at any point in time. Overall, the base salaries of the corporate officers ranged between the 50th and 75th percentile of the primary comparison group for 2004.
      Bonus. The Compensation Committee administers management incentive plans for officers at the level of Vice President and above. The goal of the management incentive plans is to reward participants in proportion to the performance of the Company and/or the business unit/region for which they have direct impact. Each of the plans rewards participants according to predetermined objective performance standards.

•	Annual Incentive Compensation Plan. The Company’s bonus plan rewards executives for achievement of objective measurable financial performance of the Company as a whole, and achievement of specific department goals. The level of award is a variable of the targeted performance of the Company compared to the actual performance of the Company and the achievement of specific department goals. The bonus amounts range from 25% to 45% at 100% achievement of targeted performance.

•	The performance measurements for all participants in 2004 were the Company’s net revenues, the Company’s earnings before taxes and the achievement of specific department goals. The resulting performance incentive award is a percentage of the executive’s base salary. The performance measurement for the Vice President of U.S. Sales was the achievement of U.S. targeted net revenues. The achievement in 2004 against this goal was 108.2%. The other vice presidents were measured on overall company net revenues, pre-tax income and department goals. These objectives were weighted 56% for net revenues, 20% for pre-tax income and 24% for department goals. The achievement against these objectives averaged 108.5% for net revenues, 80% for pre-tax income and 82% for department goals.

      Long-Term Incentive Compensation. The primary purpose of the Company’s long-term incentive compensation is to encourage and facilitate personal stock ownership by the executive officers and thus strengthen their personal commitments to the Company and provide a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officer’s interests with those of the Company’s other stockholders. In addition, long-term incentives encourage management to focus on the long-term development and prosperity of the Company in addition to annual operating profits. The Company’s primary form of long-term incentive compensation is stock options.

•	Stock Option Awards. The goal of the stock option program is to provide a compensation program that is competitive within the industry while directly linking a significant portion of the executive’s compensation to the enhancement of stockholder value. The ultimate value of any stock option is based solely on the increase in value of the shares over the grant price. Accordingly, stock options have value only if the stock price appreciates from the date of grant. This at-risk component of compensation focuses executives on the creation of stockholder value over the long-term and encourages equity ownership in the Company. In determining the appropriate grant, the Company compares itself to publicly traded medical device companies of comparable size and targets awards near the market median based on the anticipated value of the awards. Options are granted at the then-current market price and generally vest over a four year period with one-forty-eighth (1/48) of the options granted vesting each month.
      In order to reward individual performance of the members of the senior management team and to provide further incentives to enhance stockholder value, on January 23, 2004, the Compensation Committee granted stock options to each member of the senior management team for 2004.
      Compensation of the Chief Executive Officer. The Chief Executive Officer, Brian E. Farley, participates in the executive compensation programs described in this report. Mr. Farley’s base salary was $300,000 in 2004, which was at a level of approximately the 60th percentile of the primary comparison group. Mr. Farley’s salary was based on the factors discussed above in “Base Salary,” including a review of market pay trends. Mr. Farley received a Company bonus award for 2004 of $88,410 based on achieving net revenue, pre-tax profit and personal goals that were established by the Committee at the beginning of 2004. The bonus was weighted at 60% for achieving targeted net revenues, 20% for achieving targeted pre-tax income and 20% achieving personal goals. The bonus paid was weighted 70% for net revenues, 14% for pre-tax profits and 16% for personal goals. Based on actual achievement against these objectives. During 2004, Mr. Farley received a grant under the 2000 Equity Incentive Plan of 66,666 shares using the competitive market data for 2004 as discussed above.

W. James Fitzsimmons
Kathleen D. LaPorte
Date: April 19, 2005

AUDIT COMMITTEE REPORT
      The Audit Committee oversees the Company’s independent registered public accounting firm and assists the Board of Directors in fulfilling its oversight responsibilities on matters relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.
      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2004, with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of PricewaterhouseCoopers LLP with that firm.
      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC. The Audit Committee also approved the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2004.
      The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2005.
      Submitted by the Audit Committee of the Company’s Board of Directors:

Edward W. Unkart
Kathleen D. LaPorte
Lori M. Robson
Date: April 19, 2005

FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP
      The following table summarizes the aggregate fees billed to the Company for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for 2004 and 2003, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP:

Fee Category	2004	2003

Audit Fees(a)	$978,611	$24,000
Audit-Related Fees	—	—
Tax Fees(b)	10,000	42,590
All Other Fees	—	—

Total	$988,611	$66,590

(a)	Fees for audit services billed in 2004 and 2003 consisted of:

•	Audit of the Company’s annual financial statements; and

•	Consents and other services related to SEC matters.

(b)	Fees for tax services billed in 2004 and 2003 consisted of tax compliance and advice:

•	Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of federal, state and local income tax return assistance.
      In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
     Pre-Approval Policy
      The Audit Committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for pre-approving all such engagements. The Audit Committee may delegate authority to one member of the Audit Committee to provide such pre-approvals, provided that such person will be required, for informational purposes only, to report all such approvals to the full Audit Committee at its next scheduled meeting. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee or its delegate. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. In fiscal year 2004, all of the fees paid to the Company’s independent registered public accounting firm were pre-approved by the Audit Committee pursuant to the Company’s policy.

STOCK PRICE PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return on Company Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Medical Equipment Index, for the period from October 20, 2004, the effective date of the Company’s initial public offering, through December 31, 2004.
COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*
AMONG VNUS MEDICAL TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ MEDICAL EQUIPMENT INDEX

	Cumulative Total Return

	10/20/04	12/31/04

VNUS MEDICAL TECHNOLOGIES, INC.	100.00	89.89

NASDAQ STOCK MARKET (U.S.)	100.00	107.22

NASDAQ MEDICAL EQUIPMENT	100.00	109.86

*	$100 invested on 10/20/04 in stock or 9/30/04 in index — including reinvestment of dividends. Fiscal year ending December 31.

VNUS Medical Technologies, Inc.’s initial public offering occurred on 10-20-04.

PUBLIC ACCOUNTING FIRM
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The firm of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2004, was selected by the Audit Committee to act in the same capacity for the year ending December 31, 2005. PricewaterhouseCoopers LLP was initially engaged by the Company on January 7, 2003. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm’s capacity as the Company’s independent registered public accounting firm.
      In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.
      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.
Stockholder Ratification
      The affirmative vote of a majority of the Company’s voting stock present or represented and entitled to vote on the proposal is required for ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2005. Abstentions on this proposal will be counted for purposes of determining the total number of shares that voted on the proposal and thus will have the effect of a vote against the proposal. Brokers have discretionary voting authority on this proposal and thus Broker Non-Votes will likely not result.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED “FOR” RATIFICATION.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      It is currently contemplated that the Company’s 2006 annual meeting of stockholders will be held on or about May 17, 2006. In the event that a stockholder desires to have a proposal considered for presentation at the 2006 annual meeting of stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be received at the Company’s principal executive offices by December 23, 2005. Any such proposal must comply with the requirements of the Company’s Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.
      If a stockholder, rather than including a proposal in the Company’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2006 annual meeting of stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal or nomination no later than 90 days or earlier than 120 days before May 17, 2006 (i.e., the 1-year anniversary of the Meeting) (provided, however, that in the event that the date of the 2006 annual meeting of stockholders is more than 30 days before or more than 70 days after May 17, 2006, the notice must be delivered to the Company no earlier than 120 days prior to the 2006 annual meeting of stockholders and no later than the later of (i) 90 days before the 2006 annual meeting of stockholders or (ii) 10 days following the day the 2006 annual meeting of stockholders is first announced by the Company). If the notice is not received by such date, it will be considered untimely under the Company’s Bylaws, and the Company will have discretionary voting authority under proxies solicited for the 2006 annual meeting of stockholders with respect to such proposal, if presented at the meeting. All notices must comply with the requirements of the Company’s Bylaws.
      Proposals and notices should be directed to the attention of the Secretary, VNUS Medical Technologies, Inc., 2200 Zanker Road, Suite F, San Jose, California 95131.
ANNUAL REPORT
      A copy of the 2004 Annual Report to stockholders on Form 10-K which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of March 28, 2005, together with all the proxy materials.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be presented for consideration at the Meeting. However, if any other matter is presented properly for consideration and action at the Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

TIMOTHY A. MARCOTTE
Chief Financial Officer and Vice President,
Finance and Administration
April 19, 2005

APPENDIX A
AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
of the Board of Directors
of VNUS Medical Technologies, Inc.
      This Amended and Restated Audit Committee Charter (“Charter”) was adopted by the Board of Directors (the “Board”) of VNUS Medical Technologies, Inc. (the “Company”) effective as of October 25, 2004.

I.	Purpose
      The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the accounting and financial reporting processes of the Company, (ii) the integrity of the Company’s financial statements; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; (v) the performance of the Company’s internal audit function and (vi) the performance of the independent auditor in its audits of the Company’s financial statements. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities as are assigned by law, the Company’s charter or bylaws or as may be delegated to it by the Board from time to time. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.
      Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership
      The Committee shall consist of at least three members of the Board. All Committee members must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting.
      Members of the Committee shall satisfy the independence and other requirements of The NASDAQ Stock Market (“Nasdaq”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as follows, subject to earlier requirements under law:

(i) at least one member upon the effectiveness of the Company’s initial public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock to the public (the “IPO”);

(ii) a majority of the members no later than 90 days after the effectiveness of the Company’s IPO; and

(iii) all of the members no later than the first anniversary of the effectiveness of the Company’s IPO;
provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent. Notwithstanding the foregoing, if at any time there is a vacancy on the Committee and the remaining members meet all other membership requirements and the Company is not relying on an exemption from independence for any existing member of the Committee, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy.
      In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its annual report on Form 10-K required pursuant to the Exchange Act the reasons why at least one member of the Committee is not an “audit committee financial expert.” In addition, at least one member of the Committee, which may also be an audit committee financial expert, shall have had past employment experience in finance or accounting, as well as requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with the rules adopted by Nasdaq.
      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on, if constituted, the recommendation of the Governance and Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures
      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agenda for each Committee meeting. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws or the Company’s Corporate Governance Guidelines that are applicable to the Committee.
      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall periodically meet separately with management, with the internal auditor and with the independent auditor.

      All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.
      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee, in its discretion, may also use the services of the Company’s regular outside legal counsel, special counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.
      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor
      1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.
      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepares and delivers, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit
      4. Meetings with Management, the Independent Auditor and the Internal Auditor.
      (i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.
      (ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.
      (iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      5. Separate Meetings with the Independent Auditor.
      (i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.
      (ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.
      (iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.
      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements
      7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Powers and Responsibilities
      8. Meetings with Management and the Independent Auditor.
      (i) The Committee shall discuss with management and the independent auditor the type of financial information and the type of presentation of that information to generally be disclosed in the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information). The Committee’s discussion in this regard need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.
      (ii) The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or audit function.
      9. Related Party Transactions. The Committee shall, in accordance with the Company’s Corporate Governance Guidelines, review all related-party transactions and potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Committee.
      10. Legal Matters. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
      11. Foreign Subsidiaries and Affiliated Entities. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.
      12. Risk Assessment and Management. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.
      13. Hiring Policies Regarding Independent Auditor. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

      14. Whistleblower Procedures. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.
      15. Proxy Statement Report. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.
      16. Reporting to the Board. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.
      17. Evaluations. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.
      18. Charter Review. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.
* * *

PROXY

VNUS MEDICAL TECHNOLOGIES, INC.

Annual Meeting of Stockholders – May 17, 2005

This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints Brian E. Farley and Timothy A. Marcotte and each of them as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Annual Meeting, receipt of which is hereby acknowledged, and according to their discretion, on all matters that may be properly presented for action at the Annual Meeting of Stockholders of VNUS Medical Technologies, Inc. to be held on Tuesday, May 17, 2005 and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the nominee listed on the reverse side and FOR ratification of the appointment of the independent registered public accounting firm and, in the discretion of the proxyholders, on other matters that may properly be presented at the Meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the Meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to VNUS Medical Technologies, Inc., c/o U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204

▼ DETACH PROXY CARD HERE ▼

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VNUS MEDICAL TECHNOLOGIES, INC.

The Board of Directors recommends a vote FOR Items 1 and 2.
1. Nominee for Director:
Edward W. Unkart		☐ FOR .	☐ WITHHOLD

2. Ratification of Appointment of Independent Registered Public Accounting Firm.				Unless otherwise specified, this proxy will be voted FOR the listed nominee for director and FOR ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.
☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees so indicate when signing.

				Dated:	, 2005

Signature

Signature (Joint Owners)
I/We do☐ or do not ☐ expect to attend this meeting.

				MARK HERE FOR ADDRESS CHANGE AND NOTE CORRECTIONS ON THE MAILING LABEL		☐